EXHIBIT 10.11


                                    FINEUROP
                                    SODITIC

Nuvera Fuel Cells Inc.
Acorn Park
Cambridge, Massachusetts
02140-2390  U.S.A.

                                                     Milan, 1 August 2000

Re: Advisory mandate for Nuvera's IPO to Fineurop Soditic S.p.A.
    ("Fineurop Soditic")

Dear Sirs:

The present letter is to confirm our understanding concerning Fineurop Soditic's fees with regard to Nuvera Fuel Cells' ("Nuvera") IPO project.

o Monthly retainer fee of USD 30,000 related to the period May-June-July 2000, for a total sum of USD 90,000 to be invoiced by September 1st, 2000.

o    Success fee of 0.7% of the net proceeds cashed by Nuvera from the IPO

o Reimbursement of expenses, up to a maximum of USD 15,000. For an aggregate amount of expenses larger than this cap we will need a written specific authorization by Nuvera to raise this cap.

In case the IPO takes place the paid retainer fee will be deducted from the amount of the success fee.

This mandate will expire after July 31st, 2001

Thank you again for trusting us on this interesting and challenging mandate

With our best regards

Fineurop Soditic S.p.A.

/s/ Eugenio Morpurgo

/s/ Carlo Daveri
                                                              For acceptance

                                                     Nuvera Fuel Cells Inc.

                                                     /s/ Anne Troutman